Exhibit 99.1

Climb Global Solutions Reports Third Quarter 2025 Results

Net Sales up 35% to $161.3 Million, with Gross Billings up 8% to $504.6 Million

EATONTOWN, N.J., October 29, 2025 – Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb” or the “Company”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, is reporting results for the third quarter ended September 30, 2025.

Third Quarter 2025 Summary vs. Same Year-Ago Quarter

●	Net sales increased 35% to $161.3 million.
●	Net income was $4.7 million or $1.02 per diluted share compared to $5.5 million or $1.19 per diluted share.
●	Adjusted net income (a non-GAAP financial measure defined below) was $6.0 million or $1.31 per diluted share compared to $7.1 million or $1.55 per diluted share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) was $10.9 million compared to $11.1 million.
●

Gross billings (a key operational metric defined below) increased 8% to $504.6 million. Distribution segment gross billings increased 9% to $481.9 million, and Solutions segment gross billings decreased 5% to $22.7 million.

Management Commentary

“We continued to execute on our core initiatives in Q3 as we generated double digit organic growth, benefitted from the acquisition of Douglas Stewart Software & Services, LLC (“DSS”) last year, and deepened existing partnerships while signing new, cutting-edge vendors to our line card,” said CEO Dale Foster. “I’m proud of our team's ability to deliver solid results, maintain operational discipline, and continue driving growth, even in the face of a challenging comp from last year with unique profit characteristics.”

“Looking ahead, we will continue to work through a healthy pipeline of strategic acquisition opportunities – with increasing interest in European markets, to enhance our offerings and expand our presence in both North America and overseas. We believe these initiatives, coupled with our robust balance sheet and demonstrated track record of accretive M&A, will enable us to close out 2025 on a strong note and deliver another year of record results.”

Dividend

Subsequent to quarter end, on October 28, 2025, Climb’s Board of Directors declared a quarterly dividend of $0.17 per share of its common stock payable on November 17, 2025, to shareholders of record on November 10, 2025.

Third Quarter 2025 Financial Results

Net sales in the third quarter of 2025 increased 35% to $161.3 million compared to $119.3 million for the same period in 2024. This reflects double digit organic growth from new and existing vendors, as well as contribution from the Company’s acquisition of DSS on July 31, 2024. In addition, gross billings in the third quarter of 2025 increased 8% to $504.6 million compared to $465.2 million in the year-ago period.

Gross profit in the third quarter of 2025 increased 6% to $25.7 million compared to $24.3 million for the same period in 2024. The increase was driven by organic growth from new and existing vendors in both North America and Europe, as well as contribution from DSS.

Selling, general, and administrative (“SG&A”) expenses in the third quarter of 2025 were $16.2 million compared to $13.9 million in the year-ago period. SG&A as a percentage of gross billings was 3.2% for the third quarter of 2025 compared to 3.0% in the year-ago period.

Net income in the third quarter of 2025 was $4.7 million or $1.02 per diluted share, compared to $5.5 million or $1.19 per diluted share for the same period in 2024. Adjusted net income was $6.0 million or $1.31 per diluted share, compared to $7.1 million or $1.55 per diluted share for the year-ago period.

Adjusted EBITDA in the third quarter of 2025 was $10.9 million compared to $11.1 million for the same period in 2024. The slight decrease was primarily driven by a large vendor transaction in the year-ago period that carried a higher flow-through to Adjusted EBITDA as sales compensation related to this transaction was paid through a contingent earnout. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, was 42.3% compared to 45.7% for the same period in 2024.

On September 30, 2025, cash and cash equivalents were $49.8 million compared to $29.8 million on December 31, 2024, while working capital increased by $18.3 million during this period. The increase in cash was primarily attributed to the timing of receivable collections and payables. Climb had $0.3 million of outstanding debt on September 30, 2025, with no borrowings outstanding under its $50 million revolving credit facility.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Conference Call

The Company will conduct a conference call tomorrow, October 30, 2025, at 8:30 a.m. Eastern time to discuss its results for the third quarter ended September 30, 2025.

Climb management will host the conference call, followed by a question-and-answer period.

Date: Thursday, October 30, 2025
Time: 8:30 a.m. Eastern time
Toll-free dial-in number: (800) 445-7795

International dial-in number: (785) 424-1699

Conference ID: CLIMB

Webcast: Climb’s Q3 2025 Conference Call

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.climbglobalsolutions.com.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the U.S., Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Climb Global Services. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.climbglobalsolutions.com.

Non-GAAP Financial Measures

Climb Global Solutions uses non-GAAP financial measures, including adjusted net income and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Climb’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide definitions of these measures and a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Key Operational Metric

Gross Billings

Gross billings are the total dollar value of customer purchases of goods and services during the period, net of customer returns and credit memos, sales, or other taxes. Gross billings include the transaction values for certain sales transactions that are recognized on a net basis, and, therefore, includes amounts that will not be recognized as revenue. Our methodology for calculating gross billings was unchanged from prior periods. We use gross billings as an operational metric to assess the volume of transactions or market share for our business as well as to understand changes in our accounts receivable and accounts payable. We believe gross billings will aid investors in the same manner.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections.  These forward-looking statements are subject to certain risks and uncertainties. Many of the forward-looking statements may be identified by words such as ”looking ahead,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. In this press release, the forward-looking statements relate to, among other things, declaring and reaffirming our strategic goals, future operating results, and the effects and potential benefits of the strategic acquisition on our business. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, our ability to recognize the anticipated benefits of the acquisition of Douglas Stewart Software & Services, LLC, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, the successful integration of acquisitions, contribution of key vendor relationships and support programs, inflation, import and export tariffs, interest rate risk and impact thereof, as well as factors that affect the software industry in general. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and from time to time in the Company’s filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

Company Contact

Matthew Sullivan
Chief Financial Officer
(732) 847-2451
MatthewS@ClimbCS.com

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

CLMB@elevate-ir.com

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except share and per share amounts)

	September 30,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$49,842	$29,778
Accounts receivable, net of allowance for doubtful accounts of $666 and $588, respectively	224,471	341,597
Inventory, net	3,187	2,447
Prepaid expenses and other current assets	10,016	6,874
Total current assets	287,516	380,696

Equipment and leasehold improvements, net	13,485	12,853
Goodwill	36,777	34,924
Other intangibles, net	33,765	36,550
Right-of-use assets, net	1,881	1,965
Accounts receivable, net of current portion	878	1,174
Other assets	585	824
Deferred income tax assets	1,204	193
Total assets	$376,091	$469,179
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$258,990	$370,397
Lease liability, current portion	798	654
Term loan, current portion	334	560
Total current liabilities	260,122	371,611

Lease liability, net of current portion	1,405	1,685
Deferred income tax liabilities	4,921	4,723
Term loan, net of current portion	—	191
Other non-current liabilities	381	381
Total liabilities	266,829	378,591

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,613,446 and 4,601,302 shares outstanding, respectively	53	53
Additional paid-in capital	41,136	37,977
Treasury stock, at cost, 671,054 and 683,198 shares, respectively	(14,588)	(13,337)
Retained earnings	80,829	68,787
Accumulated other comprehensive income (loss)	1,832	(2,892)
Total stockholders’ equity	109,262	90,588
Total liabilities and stockholders' equity	$376,091	$469,179

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except per share data)

	Nine months ended		Three months ended
	September 30,		September 30,
	2025	2024	2025	2024

Net sales	$458,671	$303,847	$161,343	$119,349

Cost of sales	383,234	244,014	135,610	95,092

Gross profit	75,437	59,833	25,733	24,257

Selling, general, and administrative expenses	49,339	39,433	16,226	13,937
Depreciation and amortization expense	5,696	2,933	1,976	1,197
Acquisition related costs	733	1,201	594	609
Total selling, general and administrative expenses	55,768	43,567	18,796	15,743

Income from operations	19,669	16,266	6,937	8,514

Interest, net	562	755	224	198
Foreign currency transaction (loss) gain	(566)	(688)	2	(442)
Change in fair value of acquisition contingent consideration	(1,374)	(1,152)	(860)	(1,152)
Income before provision for income taxes	18,291	15,181	6,303	7,118
Provision for income taxes	3,945	3,561	1,607	1,659

Net income	$14,346	$11,620	$4,696	$5,459

Income per common share-Basic	$3.13	$2.54	$1.02	$1.19
Income per common share-Diluted	$3.13	$2.54	$1.02	$1.19

Weighted average common shares outstanding — Basic	4,518	4,458	4,536	4,476
Weighted average common shares outstanding — Diluted	4,518	4,458	4,536	4,476

Dividends paid per common share	$0.51	$0.51	$0.17	$0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (1):

	Nine months ended		Three months ended
	September 30,	September 30,	September 30,	September 30,
Net income reconciled to adjusted EBITDA (Non-GAAP):	2025	2024	2025	2024

Net income	$14,346	$11,620	$4,696	$5,459
Provision for income taxes	3,945	3,561	1,607	1,659
Depreciation and amortization	5,696	2,933	1,976	1,197
Interest expense	226	266	67	105
EBITDA	24,213	18,380	8,346	8,420
Share-based compensation	3,574	2,810	1,078	904
Acquisition related costs	733	1,201	594	609
Change in fair value of acquisition contingent consideration	1,374	1,152	860	1,152
Adjusted EBITDA	$29,894	$23,543	$10,878	$11,085

	Nine months ended		Three months ended
	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(34)	$(23)	$(10)	$(6)
Interest income	(754)	(998)	(281)	(297)
Interest expense	226	266	67	105
Interest, net	$(562)	$(755)	$(224)	$(198)

(1)

We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest, acquisition related costs and change in fair value of acquisition contingent consideration. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability, operating performance and performance trends, and to provide management and investors a useful measure for period-to-period comparisons by excluding items that management believes are not reflective of our underlying operating performance. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted net income (Non-GAAP) (2):

	Nine months ended		Three months ended
	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024

Net income	$14,346	$11,620	$4,696	$5,459
Acquisition related costs, net of income taxes	550	901	446	457
Change in fair value of acquisition contingent consideration	1,374	1,152	860	1,152
Adjusted net income	$16,270	$13,673	$6,002	$7,068

Adjusted net income per common share - diluted	$3.55	$3.00	$1.31	$1.55

(2)

We define adjusted net income as net income excluding acquisition related costs, net of income taxes and the change in fair value of acquisition contingent consideration. We provided a reconciliation of adjusted net income to net income, which is the most directly comparable U.S. GAAP measure. We use adjusted net income and adjusted net income per common share as supplemental measures of our performance to gain insight into our businesses profitability, operating performance and performance trends, and to provide management and investors a useful measure for period-to-period comparisons by excluding items that management believes are not reflective of our underlying operating performance. Accordingly, we believe that adjusted net income and adjust net income per common share provide useful information to investors and others in understanding and evaluating our operating results. Our use of adjusted net income has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate adjusted net income, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents the operational metric of gross billings by segment (3):

	Nine months ended		Three months ended
	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024

Distribution gross billings	$1,412,503	$1,113,575	$481,884	$441,389
Solutions gross billings	67,247	66,719	22,716	23,795
Total gross billings	$1,479,750	$1,180,294	$504,600	$465,184

(3)

Gross billings are the total dollar value of customer purchases of goods and services during the period, net of customer returns and credit memos, sales, or other taxes. Gross billings include the transaction values for certain sales transactions that are recognized on a net basis, and, therefore, include amounts that will not be recognized as revenue. We use gross billings as an operational metric to assess the volume of transactions or market share for our business as well as to understand changes in our accounts receivable and accounts payable. We believe gross billings will aid investors in the same manner.